UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2025

LINDBLAD EXPEDITIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

 N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	LIND	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture for 7.000% Senior Secured Notes due 2030

On August 20, 2025, Lindblad Expeditions Holdings, Inc. (the “Company” or “Lindblad”), entered into an Indenture, dated as of August 20, 2025 (the “Indenture”), by and among Lindblad Expeditions, LLC (the “Issuer”), Lindblad and the other guarantors named therein (collectively, the “Guarantors”) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and collateral trustee (in such capacity, the “Collateral Trustee”), governing the terms of the Issuer’s $675.0 million aggregate principal amount of 7.000% Senior Secured Notes due 2030 (the “Notes”). The Notes were issued on August 20, 2025 (the “Closing Date”).

The Notes are senior secured obligations of the Issuer and are (i) guaranteed on a senior secured basis by the Company and certain of the Company’s subsidiaries (other than the Issuer) that also guarantee the Amended Credit Agreement (as defined below) and (ii) secured by first-priority liens (subject to permitted liens and certain other exceptions set forth in the Indenture), on a pari passu basis with the obligations under the Amended Credit Agreement, on substantially all the assets of the Issuer and the Guarantors, whether owned on the Closing Date or thereafter acquired (subject to certain exclusions).

The Notes bear interest at a rate of 7.000% per year, accruing from August 20, 2025. Interest on the Notes is payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2026. The Notes will mature on September 15, 2030, subject to earlier repurchase or redemption in accordance with the terms of the Indenture.

The Issuer may redeem some or all of the Notes at any time prior to September 15, 2027, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium set forth in the Indenture, plus accrued and unpaid interest and additional amounts, if any, to, but not including, the redemption date. On or after September 15, 2027, the Issuer may redeem some or all of the Notes at any time at the redemption prices set forth in the Indenture, plus accrued and unpaid interest and additional amounts, if any, to, but not including, the redemption date. In addition, at any time prior to September 15, 2027, the Issuer may, at its option, redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 107.000% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and additional amounts, if any, to, but not including, the redemption date, using the net cash proceeds of specified equity offerings. If the Issuer experiences certain change of control events, the Issuer must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest and additional amounts, if any, to, but not including, the repurchase date.

The Indenture contains covenants that, among other things, restrict the Issuer’s ability, the Company’s ability and the ability of the Company’s restricted subsidiaries to incur certain additional indebtedness and issue preferred stock, make certain dividend payments, distributions, investments and other restricted payments, sell certain assets, agree to any restrictions on the ability of restricted subsidiaries to make certain payments to the Company or any of its restricted subsidiaries, create certain liens, merge, consolidate or sell all or substantially all of the Company’s assets, enter into certain transactions with affiliates or designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications set forth in the Indenture. The Indenture also contains customary events of default provisions.

The Issuer used the net proceeds from the offering to (i) fund the repurchase of a portion of the 2027 Notes (as defined below) validly tendered and accepted for purchase pursuant to the Tender Offer (as defined below), (ii) call for redemption on February 17, 2026, all remaining 2027 Notes outstanding following the expiration of the Tender Offer and to satisfy and discharge, on August 20, 2025, all remaining obligations of the Issuer and the guarantors under the 2027 Notes Indenture (as defined below) and the remaining 2027 Notes outstanding after the expiration of the Tender Offer and (iii) satisfy and discharge, on August 20, 2025, all remaining obligations of the Company and the guarantors under the indenture governing the Company’s outstanding 9.000% Senior Secured Notes due 2028 (the “2028 Notes” and such indenture, the “2028 Notes Indenture”), which have been called for redemption at a redemption price of 104.500% of the principal amount thereof, plus accrued and unpaid interest and additional amounts, if any, to, but not including, the redemption date of August 21, 2025 (and, in each case, to pay fees and expenses related thereto). The remaining net proceeds from the offering will be used for general corporate purposes.

The Notes and the related guarantees were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes and the related guarantees have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing summary of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture and the Notes, copies of which are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

Amendment to Revolving Credit Agreement

On August 20, 2025, the Company and certain of its subsidiaries entered into an amendment (the “Amendment”) to the Revolving Credit Agreement, dated as of February 4, 2022  (as amended, amended and restated, supplemented or otherwise modified from time to time, including by the Amendment, the “Amended Credit Agreement”), by and among the Issuer, as borrower, the Company (as a Guarantor), the Guarantors, JPMorgan Chase Bank, N.A., as administrative agent, the lenders from time to time party thereto and certain other parties thereto. The Amendment provides for, among other things, (i) an increase to available commitments under the Amended Credit Agreement to $60,000,000 and (ii) an extension of the maturity date of the Revolving Credit Agreement to August 20, 2030. Obligations under the Amended Credit Agreement will continue to be guaranteed by the Company and the Guarantors and secured by a first-priority lien (subject to permitted liens and certain exceptions) on substantially all the assets of the Issuer and the Guarantors, whether owned on the closing date of the Amendment or thereafter acquired on a pari passu basis with the obligations under the Notes.

Borrowings under the Amended Credit Agreement will bear interest at a rate per annum equal to, at the Issuer’s option, a SOFR rate plus a spread or a base rate plus a spread. The Amended Credit Agreement contains customary events of default provisions, affirmative and negative covenants (including, among other things, limitations on asset sales, mergers and acquisitions, indebtedness, liens, dividends, investments and transactions with affiliates) and financial covenants.

The foregoing summary of the Amendment and the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Certain of the initial purchasers and/or their affiliates participate in, or are agents and lenders under our Amended Credit Agreement and, as a result, will receive a portion of the net proceeds from the offering of the Notes and certain of the initial purchasers or their affiliates have agreed with the Issuer to act as arrangers, lenders and/or agent under the Amended Credit Facility.

The information set forth below in Item 8.01 with respect to the Third Supplemental Indenture (as defined below) is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On August 18, 2025, the Issuer announced the early results of its previously announced offer to purchase for cash any and all of its outstanding 6.750% Senior Secured Notes due 2027 (the “2027 Notes”) and related consent solicitation (collectively, the “Tender Offer”). A copy of the press release announcing the early results is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

In addition, on August 19, 2025, the Issuer announced the pricing of the Tender Offer. A copy of the press release announcing the pricing of the Tender Offer is filed with this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Pursuant to the Tender Offer, the Issuer received the consent of holders of at least a majority in aggregate principal amount of the then outstanding 2027 Notes to the proposed amendments to the indenture governing the 2027 Notes (the “2027 Notes Indenture”) and, as a result, on August 18, 2025, the Issuer, the Company, the other Guarantors party to the 2027 Notes Indenture and Wilmington Trust, National Association, as trustee and collateral trustee, entered into a supplemental indenture to the 2027 Notes Indenture (the “Third Supplemental Indenture”) to eliminate substantially all of the restrictive covenants in the 2027 Notes Indenture.

The foregoing summary of the Third Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Third Supplemental Indenture, a copy of which is filed with this Current Report on Form 8-K as Exhibit 4.3 and incorporated herein by reference.

On August 20, 2025, the Issuer issued a notice of full redemption for all remaining 2027 Notes outstanding following the expiration of the Tender Offer. The redemption date for the 2027 Notes is February 17, 2026, and the 2027 Notes will be redeemed at a redemption price of 100.000% of the principal amount of the 2027 Notes redeemed, plus accrued and unpaid interest and additional amounts, if any, to, but not including, the redemption date. On August 20, 2025, the Issuer satisfied and discharged the 2027 Notes Indenture.

Additionally, on August 20, 2025, the Company satisfied and discharged the 2028 Notes Indenture. The Company previously called all of the outstanding 2028 Notes for redemption on August 21, 2025, at a redemption price of 104.500% of the principal amount thereof plus accrued and unpaid interest and additional amounts, if any, to, but not including, the redemption date.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of August 20, 2025, among the Issuer, the Company, the other Guarantors named therein, the Trustee and the Collateral Trustee, relating to the 7.000% Senior Secured Notes due 2030.
4.2	Form of 7.000% Senior Secured Notes due 2030 (included in Exhibit 4.1).
4.3	Third Supplemental Indenture, dated as of August 18, 2025, to Indenture, dated as of February 4, 2022 among the Issuer, the Company, the other guarantors named therein and Wilmington Trust, National Association, as trustee and collateral trustee, relating to the 6.750% Senior Secured Notes due 2027.
10.1	Amendment to the Revolving Credit Agreement, dated as of February 4, 2022 (as amended, amended and restated, supplemented or otherwise modified from time to time, including by the Amendment), by and among the Issuer, as borrower, the Company, JPMorgan Chase Bank, N.A., as administrative agent, the lenders from time to time party thereto and certain other parties thereto
99.1	Press Release announcing the early results of the Tender Offer, dated August 18, 2025.
99.2	Press Release announcing the pricing of the Tender Offer, dated August 19, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

August 20, 2025	By:	/s/ Rick Goldberg
Rick Goldberg, Chief Financial Officer